Williams Controls Reports Third Quarter 2009 Results

PORTLAND, OR -- (Marketwire - August 03, 2009) - Williams Controls, Inc. (the "Company") (NASDAQ: WMCO) today announced financial results for its third quarter ended June 30, 2009.

Net sales for the quarter were $8,444,000, down 7% from second quarter 2009 sales of $9,131,000. The Company reduced its net loss in the third quarter of fiscal 2009 to $333,000, or $0.05 per diluted share, from the second quarter of 2009 loss of $1,200,000, or $0.17 per diluted share.

Sales for the nine months ended June 30, 2009, decreased $20,327,000, or 41.8%, to $28,266,000 from $48,593,000 for the comparable period last year. Net loss for the nine months ended June 30, 2009 was $2,374,000, or $0.32 per diluted share, compared to net income of $5,833,000, or $0.75 per diluted share, for the nine months ended June 30, 2008.

Third quarter operating losses declined $1,248,000 when compared to the second quarter of 2009. The second quarter operating loss included charges of $550,000 for asset reserves and legal settlements. The remainder of the third quarter improvement over last quarter was due to the full effect in the quarter of cost saving measures instituted earlier in the year. These temporary and measured actions include salary reductions and reduced work schedules for both salaried and hourly employees, as well as, reductions in other overhead and operating expenses, and are intended to more closely align costs with the lower sales levels without impacting our product development or customer activities.

Comparing 2009 to 2008, sales to NAFTA truck customers were down 57% when compared to the third quarter of fiscal 2008, and down 44% for the first nine months. Sales to the Company's European OEM truck customers have seen the biggest decline, at 79% on a quarter over quarter basis and down 71% year to date. Net sales to our Asian customers were down 53% and 49%, respectively, when compared to the prior year third quarter and first nine months. During the first half of fiscal 2009, sales to off-road OEMs did not drop as significantly as truck sales; however, we saw a decline of 56% in the third quarter of fiscal 2009 when compared to the third quarter of fiscal 2008. Off-road sales have declined 39% when compared to the first nine months of fiscal 2008.

"Although sales declined further in the third quarter, there are several positives to focus on going forward. Our aggressive cost reduction efforts were a significant factor in reducing the third quarter loss from the second quarter. Additionally, we are seeing a notable improvement in orders and shipments since the end of our third quarter," said Patrick W. Cavanagh, Williams Controls' President and Chief Executive Officer. He concluded, "Visibility to the future remains limited, but we are hopeful the recent improvement in order rates for July and August are sustainable, and we remain in excellent position to increase market share and penetration during these difficult economic times with our strong cash position, no long- or short-term debt, and our strategic low cost China manufacturing capability."

Williams Controls will hold an investor conference call at 2:00 P.M. Eastern Time on Monday, August 3, 2009 to provide an overview of the third quarter of fiscal 2009 financial performance and business highlights. You are invited to listen to the conference call by dialing 1-888-665-2348 (domestic) or 1-706-643-4013 (international). Participants should call prior to the start time to allow for registration. The conference access code is 20847692. An audio replay will be available by telephone through August 31, 2009. The telephone number to access the replay is 1-800-642-1687 (domestic) and 1-706-645-9291 (international). The access code will be 20847692.

ABOUT WILLIAMS CONTROLS

Williams Controls is a leading global designer and manufacturer of Electronic Throttle Control Systems ("ETCs") for the heavy truck, bus and off-road markets. Williams Controls is headquartered in Portland, Oregon and employs more than 200 people worldwide at locations in North America, Europe, and Asia. For more information, visit Williams Controls' website at www.wmco.com.

The statements included in this news release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These forward-looking statements are based on management's assumptions and projections, and are sometimes identifiable by use of the words, "expect to," "plan," "will," "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements. You should anticipate that our actual performance may vary from these projections, and variations may be material and adverse. You should not rely on forward-looking statements in evaluating an investment or prospective investment in our stock, and when reading these statements you should consider the uncertainties and risks that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings, economic downturns affecting the operations of the Company or any of its business operations, competition, and the ability of the Company to successfully identify and implement any strategic alternatives. The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any intent or obligation to update these forward-looking statements.

                            Williams Controls, Inc.
          Unaudited Condensed Consolidated Statements of Operations
          (Dollars in thousands, except share and per share amounts)

                    Three months  Three months  Nine months   Nine months
                       ended         ended         ended         ended
                      6/30/09       6/30/08       6/30/09       6/30/08
                    (unaudited)   (unaudited)   (unaudited)   (unaudited)
                    ------------  ------------  ------------  ------------
Net sales           $      8,444  $     17,137  $     28,266  $     48,593
Cost of sales              6,536        10,965        22,582        31,908
Gross profit               1,908         6,172         5,684        16,685
Research and
 development expense         844         1,005         3,000         3,006
Selling expense              585           700         1,866         2,037
Administration
 expense                   1,112         1,315         4,242         4,080
Gain from settlement
 of environmental
 claims                        -           (10)            -        (1,020)
Operating income
 (loss)                     (633)        3,162        (3,424)        8,582
Interest income               (5)          (12)          (21)          (44)
Interest expense               4             5            14           136
Loss on impairment
 of investments                -             -           317             -
Other (income)
 loss, net                    (1)          (97)           85          (205)
Income (loss) before
 income taxes               (631)        3,266        (3,819)        8,695
Income tax (benefit)
 expense                    (298)        1,069        (1,445)        2,862
Net income (loss)   $       (333) $      2,197  $     (2,374) $      5,833
Earnings (loss) per
 share information:
Basic -
Net income (loss)
 per common share   $      (0.05) $       0.29  $      (0.32) $       0.78
Weighted average
 shares used in per
 share calculation
 - basic               7,268,741     7,530,053     7,330,347     7,519,009
Diluted -
Net income (loss)
 per common share   $      (0.05) $       0.28  $      (0.32) $       0.75
Weighted average
 shares used in per
 share calculation
 - diluted             7,268,741     7,730,143     7,330,347     7,745,893

                          Williams Controls, Inc.
             Unaudited Condensed Consolidated Balance Sheets
                          (Dollars in thousands)

                                              June 30,       September 30,
                                                2009             2008
                                            (unaudited)      (unaudited)
                                          ---------------  ---------------
                   Assets
Current Assets:
   Cash and cash equivalents              $         8,002  $         9,060
   Short-term investments                             108              263
   Trade accounts receivable, net                   5,316           10,438
   Other accounts receivable                        2,721              835
   Inventories                                      5,930            8,215
   Deferred income taxes                              370              428
   Prepaid expenses and other current
    assets                                            455              301
     Total current assets                          22,902           29,540

Property, plant and equipment, net                  9,141            9,096
Deferred income taxes                               1,526            1,446
Other assets, net                                     498              526
     Total assets                         $        34,067  $        40,608

    Liabilities and Stockholders' Equity
Current Liabilities:
   Accounts payable                       $         2,459  $         4,784
   Accrued expenses                                 4,728            5,224
   Current portion of employee benefit
    obligations                                       285              285
     Total current liabilities                      7,472           10,293

Long-term Liabilities:
   Employee benefit obligations                     4,487            4,322
   Other long-term liabilities                        364              345

Stockholders' Equity:
   Preferred stock                                      -                -
   Common stock                                        73               75
   Additional paid-in capital                      36,468           35,744
   Accumulated deficit                             (7,103)          (4,729)
   Treasury stock                                  (2,734)            (377)
   Accumulated other comprehensive loss            (4,960)          (5,065)

     Total stockholders' equity                    21,744           25,648
     Total liabilities and stockholders'
      equity                              $        34,067  $        40,608

Contact:
Mike Rusk
Financial Controller
Telephone: (503) 684-8600